FOR IMMEDIATE RELEASE

Contacts:
Julie Blunden
SunPower Corporation
408-240-5577

Manny Hernandez
SunPower Corporation
408-240-5560

SunPower Reports Second Quarter 2007 Results

-	Q2 2007 revenue of $173.8 million
-	500 megawatt solar cell Fab 3 planned, first line to begin production in late 2009
-	2 gigawatt, 10-year silicon supply agreement signed with Hemlock in July
-	330 megawatt solar cell Fab 2 complete, first line to begin production third quarter
-	300 megawatt solar panel factory, first line expected to begin production late 2007
-	Next generation SunPower Tracker technology introduced
-	Construction started at Nellis Air Force Base, largest U.S. solar photovoltaic plant
-	Wal-Mart and Macy’s signed contracts for SunPower AccessTM power purchase agreements

SAN JOSE, Calif., July 19, 2007 - SunPower Corporation (NASDAQ: SPWR) today announced financial results for the 2007 second quarter ended July 1, 2007. This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures presented herein are reconciled to the closest GAAP equivalent figures on the final page of this press release.

On a GAAP basis, SunPower reported revenue for the second quarter of $173.8 million, gross margin of 17.1 percent, an operating loss of $13.2 million and a net loss of $5.3 million resulting in a loss of $0.07 per share. These figures include operating expenses for impairment of acquired intangible assets of $14.1 million related to brand unification, amortization of purchase accounting intangible assets of $7.6 million and non-cash, stock-based compensation of $13.2 million.

On a non-GAAP basis, which excludes non-cash purchase accounting revenue adjustments, revenue for the second quarter was $174.1 million, a 22 percent increase from the prior quarter’s revenue of $143.2 million. The Systems business segment accounted for $104.3 million of the second quarter revenue, while the Components business segment accounted for $69.7 million. For purposes of this segmentation, the Systems segment generally represents products and services sold directly to the system owner, while the Components segment includes products sold to installers and resellers. Revenue associated with SunPower solar panels sold through the Systems segment is recorded in the Systems segment.

On a non-GAAP basis, adjusted to exclude non-cash charges for amortization and impairment of intangible assets, purchase accounting revenue adjustment, stock-based compensation and the related tax effects, SunPower realized a combined gross margin of 23.0 percent in the second quarter of 2007, compared with gross margin of 29.0 percent in the first quarter of 2007. Also, in the second quarter of 2007, the Systems segment achieved a gross margin of 19.7 percent while the Components segment reported a gross margin of 27.8 percent. Gross margin in the first quarter of 2007 included a non-recurring benefit of $1.1 million as well as a favorable geographic and products and services mix in our Systems segment.

On a non-GAAP basis, excluding the items noted above, SunPower achieved a combined second quarter net income of $19.8 million, or $0.25 diluted earnings per share. This compares with the prior quarter’s non-GAAP net income of $23.3 million, or $0.29 diluted earnings per share.

“SunPower again achieved outstanding quarterly results,” said Tom Werner, SunPower’s CEO. “In the second quarter both our Components and our Systems business segments performed well, now unified under the SunPower brand. Our robust revenue performance reflects another quarter of increasing manufacturing volume coupled with strong demand for our industry-leading components and systems. Increasing sequential quarterly average selling prices (ASPs) for our solar cells and solar panels reflect the value of our high-efficiency solar technology.

“We expect global silicon supply to increase during the next year as new capacity comes on line,” said Werner. “We congratulate our partner, M.Setek, on the success of their first polysilicon manufacturing plant which began production in the second quarter of this year. As our long-term silicon supply contracts go into effect over the next year, we expect SunPower's silicon costs on average to improve compared to current short-term pricing.

“We continue to seek opportunities to expand our silicon supply portfolio,” said Werner. “Yesterday we announced a major new silicon supply agreement with Hemlock Semiconductor Corporation. This agreement is a threshold step in moving along SunPower’s manufacturing expansion roadmap. We expect Hemlock’s silicon will support our planned third solar cell fabrication facility, or cell Fab 3 which we expect to be capable of producing 500 megawatts or more of high-efficiency solar cells annually, with production beginning on the first line in that facility in late 2009. We expect to manufacture more than 2 gigawatts of solar cells with the polysilicon Hemlock will deliver to us from 2010 through 2019. In combination with our other agreements with silicon suppliers we expect to have sufficient silicon supply to produce 110 megawatts of solar cells in 2007, 250 megawatts or more in 2008, and 400 megawatts or more in 2009.”

SunPower’s Silicon Supply Agreement Position and Capacity Expansion Plan
	2007	2008	2009
Beginning of Year, Nameplate Capacity (megawatts)	108	207	372
Annual Production Capacity Supported by Silicon Agreed to Date (megawatts)	110	250+	400+
Annual Cash Required for Silicon Prepayments in Advance of Delivery ($ millions)	$86.0	$56.0	$48.8

“Our cell Fab 1 now has an installed production capacity of 108 megawatts and our cell Fab 2 will be inaugurated later this month as we begin production on schedule and on budget in the third quarter,” said Werner. “Fab 2 will exclusively manufacture Gen 2 solar cells, already being mass-produced in Fab 1 with median efficiencies above 22 percent. High-efficiency solar cell technology coupled with 165 micron wafer thickness allowed us to achieve a polysilicon utilization rate of less than seven grams of polysilicon per watt of factory output during the second quarter. We anticipate that superior polysilicon utilization will offer us powerful cost leverage.

“The progress in our solar panel manufacturing factory has spurred us to begin construction of a larger 300 megawatt, 10-line panel manufacturing factory,” said Werner. “The first lines are scheduled to begin production in the fourth quarter of 2007. This facility is located adjacent to cell Fab 1 in the Philippines and will initially house the three solar panel manufacturing lines we have on order. We expect to eventually move our first solar panel line to this facility.

“Our Systems segment also had an excellent quarter,” said Werner. “We have recently announced a number of major agreements and milestones that demonstrate the breadth and scope of our Systems business.”

•	Nevada: Construction started on an approximately 15 megawatt central-station solar electric power plant located at Nellis Air Force Base outside of Las Vegas, Nevada
•	Spain: Supply of 61 megawatts of solar power plant equipment and services announced using SunPower Tracker solar systems technology

•	California: SunPower Access power purchase contracts signed with Macy’s and financing completed with Morgan Stanley for Wal-Mart systems -- a combined total of more than 12 megawatts
•	Homebuilders: Grupe Homes and Lennar Corp. reported that new solar homes using SunPower SunTile® sell approximately twice as fast as non-solar homes
•	US: Large-scale solar systems announced in New Jersey, Colorado, and Hawaii, extending SunPower’s lead as the largest solar systems provider in the U.S.
•	Korea: Construction completed on the 2.2 megawatt Mungyeong SP Solar Mountain solar system
•	Technology: Introduced next generation SunPower Tracker system utilizing a tilted one-axis design to produce up to 30 percent more energy than fixed-tilt systems of the same rated capacity

“We also expect production from our three new solar cell manufacturing lines in the second half of 2007 to contribute to our continued growth,” said Werner. “Taking into account the use of SunPower solar panels by our Systems segment, we expect to generate the following non-GAAP results in the third quarter of 2007: revenue of $205 million to $215 million; gross margin of 20 percent to 22 percent; and diluted net income per of share of $0.25 to $0.29. For the full year 2007, we expect the company to generate revenue of $730 million to $750 million and diluted net income per share of $1.13 to $1.20.1

“As a result of robust bookings, we expect our Systems segment to be a larger percentage of total company revenue in the third quarter of 2007,” said Werner. “Due to this factor as well the effect of ramping two lines during the quarter, we expect a slightly lower average gross margin for the company. However, we expect total company gross margin to continue expanding again, commencing with the fourth quarter of 2007. Our Systems segment is expected to generate the following non-GAAP results in the third quarter: revenue of $130 million to $135 million with expected gross margin of 18 percent to 20 percent, while we expect our Components segment to generate revenue between $75 million to $80 million with expected gross margin of 24 percent to 26 percent.2

“In 2008 we expect to achieve non-GAAP revenue of approximately $1.0 billion to $1.2 billion and diluted net income per share of approximately $1.80 to $2.00 as we bring on five more solar cell manufacturing lines and respond to the expanding solar market across three continents,” said Werner. “Taking advantage of our vertical integration efficiencies, we believe we will achieve our stated business model financial goals of 30 percent gross margin, 10 percent operating expenses and 20 percent operating margin on a non-GAAP basis by the end of 2008 or early 2009.”3

About SunPower

SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers.  SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com. SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

1 For the third quarter of 2007, we expect the combined company to generate revenue on a GAAP basis of $205 million to $215 million; GAAP gross margin of approximately 16 percent to 18 percent and GAAP net income to be at or near break even. For the full year 2007, we expect combined revenue on a GAAP basis of $729 million to $750 million and diluted GAAP net (loss) income per share of $(0.07) to $0.03.

2 For the third quarter of 2007, we expect the Systems segment to generate GAAP gross margin of approximately 18 percent to 21 percent and the Components segment to generate GAAP gross margin of approximately 20 percent to 22 percent.

3 For the full year 2008, we expect combined revenue on a GAAP basis of $1.0 billion to $1.2 billion and diluted GAAP net income per share of $0.64 to $0.84.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts. We use words such as "expect,” “believe,” “plan,” “will,” “should,” “anticipate,” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the company’s plans and expectations regarding (a) production at SunPower’s 330 megawatt and 500 megawatt solar cell fabrication facilities and 300 megawatt panel factory; (b) changes in silicon supply and costs during the next year; (c) delivery of silicon to SunPower under long-term supply contracts with Hemlock, M. Setek, DC Chemical and other parties; (d) SunPower’s silicon supply agreement position and capacity expansion plan; (e) SunPower’s superior polysilicon utilization and associated cost leverage; (f) the megawatt size of the Systems segment’s projects; (g) company gross margin trends in the third and fourth quarters of 2007; (h) the company’s quarterly financial results for the third quarter of 2007 as well as annual financial results for 2007, including revenue, gross margin, and diluted net income per share; (i) the company’s Component and Systems segments’ separate contributions to third quarter consolidated results, including revenue and gross margin; (j) annual financial results for 2008, including revenue and diluted net income per share; and (k) goals to achieve a certain gross margin, operating expense and operating margin by the end of 2008 or early 2009. Such statements are based on our current expectations as of the date of the release, which could change or not materialize as expected. Our actual results may differ materially due to a variety of uncertainties and risk factors, including but not limited to risks associated with (i) our ability to ramp new production lines; (ii) our ability to realize expected manufacturing efficiencies; (iii) our ability to reduce kerf loss and otherwise achieve anticipated reductions in silicon usage efficiency (iv) production difficulties that could arise; (v) the success of our ongoing research and development efforts; (vi) our ability to obtain adequate supply of polysilicon, ingots and wafers to manufacture our products and the price we pay for such materials; (vii) the price and availability of cells and solar panels; (viii) business and economic conditions and growth trends in the solar power industry; (ix) the continuation of governmental and related economic incentives promoting the use of solar power; (x) our ability to compete with other companies and competing technologies; (xi) the potential renegotiation of or non-performance by parties to our supply and customer contracts; (xii) unforeseen manufacturing equipment delays at our fabrication facilities and panel factories; (xiii) our ability to obtain structured financing for our power purchase agreement business activities; and (xiv) other risks described in our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended April 1, 2007, and other filings with the Securities and Exchange Commission. You should also carefully review reports that we file with the Securities and Exchange Commission, including without limitation such Form 10-K and Form 10-Q. Except as required by law, we assume no obligation to update any such forward-looking statements.

To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, stock-based compensation and the related tax effects. Management does not consider these charges in evaluating the core operational activities of the company. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate the company’s current performance. Most analysts covering SunPower use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding the company’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods

The company operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end.

# # #

SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Jul. 1,	Dec. 31,
	2007	2006

ASSETS

Cash and cash equivalents	$150,352	$165,596
Short-term investments	25,555	16,496
Accounts receivable, net	93,053	51,680
Costs and estimated earnings in excess of billings	23,459	-
Deferred project costs	24,935	-
Inventories	100,771	22,780
Prepaid expenses and other assets	58,499	23,288
Advances to suppliers	93,222	77,636
Property, plant and equipment, net	295,776	202,428
Goodwill and other intangible assets, net	239,043	16,932

Total assets	$1,104,665	$576,836

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$115,625	$26,534
Accrued and other liabilities	61,615	21,540
Convertible debt	200,000	-
Billings in excess of costs and estimated earnings	48,574	-
Customer advances	29,828	39,991

Total liabilities	455,642	88,065

Stockholders' equity	649,023	488,771

Total liabilities and stockholders' equity	$1,104,665	$576,836

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 1,	Apr 1,	Jul. 2,	Jul. 1,	Jul. 2,
	2007	2007	2006	2007	2006

Revenue
Systems	$104,037	$78,495	$-	$182,532	$-
Components	69,729	63,852	54,695	133,581	96,653
	173,766	142,347	54,695	316,113	96,653

Cost of systems revenue	89,701	67,389	-	157,090	-
Cost of components revenue	54,273	42,533	43,248	96,806	79,514
	143,974	109,922	43,248	253,896	79,514

Gross margin	29,792	32,425	11,447	62,217	17,139

Operating expenses:
Research and development	2,821	2,936	2,588	5,757	4,584
Selling, general and administrative	26,109	22,371	4,985	48,480	9,366
Purchased in-process research and development	-	9,575	-	9,575	-
Impairment of acquisition-related intangibles	14,068	-	-	14,068	-

Total operating expenses	42,998	34,882	7,573	77,880	13,950

Operating income (loss)	(13,206)	(2,457)	3,874	(15,663)	3,189

Interest and other income, net	594	1,139	1,922	1,733	2,893

Income (loss) before income taxes	(12,612)	(1,318)	5,796	(13,930)	6,082

Income tax provision (benefit)	(7,267)	(2,558)	412	(9,825)	443

Net income (loss)	$(5,345)	$1,240	$5,384	$(4,105)	$5,639

Net income (loss) per share:
- Basic	($0.07)	$0.02	$0.08	($0.06)	$0.09
- Diluted	($0.07)	$0.02	$0.08	($0.06)	$0.08

Shares used in calculation of net income (loss) per share:
- Basic	75,123	73,732	64,040	74,428	62,583
- Diluted	75,123	79,126	69,408	74,428	68,172

(In thousands, except per share data)
	THREE MONTHS ENDED			SIX MONTHS ENDED		THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 1,	Apr. 1,	Jul. 2,	Jul. 1,	Jul. 2,	Jul. 1,	Apr. 1,	Jul. 2,	Jul. 1,	Jul. 2,
	2007	2007	2006	2007	2006	2007	2007	2006	2007	2006
(In thousands, except per share data)	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)*
Total revenue	$173,766	$142,347	$54,695	$316,113	$96,653	$174,075	$143,180	$54,695	$317,255	$96,653
Gross margin	$29,792	$32,425	$11,447	$62,217	$17,139	$39,986	$41,577	$12,856	$81,563	$19,917
Operating income (loss)	$(13,206)	$(2,457)	$3,874	$(15,663)	$3,189	$22,041	$25,465	$6,186	$47,506	$8,088
Net income (loss)	$(5,345)	$1,240	$5,384	$(4,105)	$5,639	$19,811	$23,278	$7,534	$43,089	$10,376
Net income (loss) per share:
-Basic	$(0.07)	$0.02	$0.08	$(0.06)	$0.09	$0.26	$0.32	$0.12	$0.58	$0.17
-Diluted	$(0.07)	$0.02	$0.08	$(0.06)	$0.08	$0.25	$0.29	$0.11	$0.54	$0.15

*
All non-GAAP measures presented above exclude stock-based compensation expenses, amortization of intangibles, fair value adjustments to deferred revenue and in-process research and development expenses relating to purchase accounting, impairment of acquisition-related intangibles, and related tax effects. For further details on non-GAAP financial measures, please refer to the reconciliation table and a detailed discussion of management's use of non-GAAP information below.

About SunPower’s non-GAAP Financial Measures:

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to stock-based compensation expenses, amortization of intangibles, fair value adjustments to deferred revenue and in-process research and development expenses relating to purchase accounting, impairment of acquisition-related intangibles, and related tax effects. The specific non-GAAP measures included herein are revenue, gross margin, operating income (loss), net income (loss) and net income (loss) per share. Management believes that each of these non-GAAP measures is useful to investors for the following reasons:

•
Revenue - SunPower’s non-GAAP revenue includes a purchase accounting fair value adjustment to deferred revenue in accordance with EITF 01-03. This results in elimination of revenue that would have been recognized by the subsidiary SunPower Corporation, Systems (formerly known as PowerLight Corporation) had SunPower not acquired it. Management believes this non-GAAP measure is useful to investors because it shows the revenue that would have been reflected in our Systems segment absent the effect of purchase accounting. In addition, management uses this metric to assess the business and financial performance of the company and as one element in determining employees’ incentive compensation.

•
Gross Margin - SunPower’s non-GAAP gross margin excludes the effects of purchase accounting fair value adjustment to deferred revenue, amortization of acquired intangible assets and stock-based compensation charges. Management believes this non-GAAP measure is useful to investors because it shows the company’s gross margin across different reporting periods on a consistent basis, independent of stock-based compensation expenses and the effects of purchase accounting. In addition, management uses this metric to assess the business and financial performance of the company and as one element in determining certain employees’ incentive compensation.

•
Operating Income (Loss) - SunPower’s non-GAAP operating income or loss excludes the effects of purchase accounting fair value adjustment to deferred revenue, amortization of acquired intangible assets and stock-based compensation charges. Management believes this non-GAAP measure is useful to investors because it shows the company’s operating income or loss across different reporting periods on a consistent basis, independent of stock-based compensation expenses and the effects purchase accounting. In addition, management uses this metric to assess the business and financial performance of the company and as one element in determining certain employees’ incentive compensation.

•
Net Income (Loss) and Net Income (Loss) per share - SunPower’s non-GAAP net income or loss and net income or loss per share excludes items related to stock-based compensation expenses, amortization of acquired intangibles, fair value adjustments to deferred revenue and in-process research and development expenses relating to purchase accounting, impairment of acquisition-related intangibles, and related tax effects. Management believes this non-GAAP measure is useful to investors because it shows the company’s net income or loss across different reporting periods on a consistent basis, independent of stock-based compensation expenses and the effects purchase accounting. In addition, management uses this metric to assess the business and financial performance of the company and as one element in determining certain employees’ incentive compensation.

SunPower believes that each of the non-GAAP financial measures described above provides investors with another method for assessing SunPower's operating results in a manner that is focused on the performance of its ongoing operations. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP results of operations measures to non-GAAP measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

These non-GAAP statements of operations measures are important to the company for the reasons noted above and they exclude the following items:

•
Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options, restricted stock and related tax effects. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

•
Amortization of intangibles, impairment of intangibles, fair value adjustments to deferred revenue and in-process research and development expenses relating to purchase accounting, and related tax effects. These adjustments are acquisition-related charges. Amortization of acquisition-related intangibles relates to purchased technology in acquisitions such as existing technology, patents, brand names and trademarks. Impairment of acquisition-related intangibles relates to the net book value of the PowerLight trade name being written off in its entirety as a result of the change in branding strategy. Fair value adjustment to deferred revenue is an acquisition-related adjustment that results in certain revenues never being recognized under GAAP by either the acquiring company or the company being acquired. In-process research and development relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed. These acquisition-related charges are not factored into management’s evaluation of potential acquisitions or its performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare the company against the performance of other companies without the variability caused by purchase accounting.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP RESULTS OF OPERATIONS MEASURES TO NON-GAAP MEASURES (Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 1,	Apr. 1,	Jul. 2,	Jul. 1,	Jul. 2,
	2007	2007	2006	2007	2006

Total GAAP revenue	$173,766	$142,347	$54,695	$316,113	$96,653
Fair value adjustment to deferred revenue	309	833	-	1,142	-
Total non-GAAP revenue	$174,075	$143,180	$54,695	$317,255	$96,653

GAAP gross margin	$29,792	$32,425	$11,447	$62,217	$17,139
Fair value adjustment to deferred revenue	309	833	-	1,142	-
Amortization of intangible assets	6,687	6,069	1,175	12,756	2,350
Stock-based compensation expense	3,198	2,250	234	5,448	428
Non-GAAP gross margin	$39,986	$41,577	$12,856	$81,563	$19,917

GAAP operating income (loss)	$(13,206)	$(2,457)	$3,874	$(15,663)	$3,189
Fair value adjustment to deferred revenue	309	833	-	1,142	-
Amortization of intangible assets	7,640	6,911	1,175	14,551	2,350
Stock-based compensation expense	13,230	10,603	1,137	23,833	2,549
Purchased in-process research and development	-	9,575	-	9,575	-
Impairment of acquisition-related intangibles	14,068	-	-	14,068	-
Non-GAAP operating income	$22,041	$25,465	$6,186	$47,506	$8,088

GAAP net income (loss)	$(5,345)	$1,240	$5,384	$(4,105)	$5,639
Fair value adjustment to deferred revenue	309	833	-	1,142	-
Amortization of intangible assets	7,640	6,911	1,175	14,551	2,350
Stock-based compensation expense	13,230	10,603	1,137	23,833	2,549
Purchased in-process research and development	-	9,575	-	9,575	-
Impairment of acquisition-related intangibles	14,068	-	-	14,068	-
Tax effect	(10,091)	(5,884)	(162)	(15,975)	(162)
Non-GAAP net income	$19,811	$23,278	$7,534	$43,089	$10,376

NET INCOME PER SHARE:
	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 1,	Apr. 1,	July 2,	July 1,	July 2,
	2007	2007	2006	2007	2006

Basic:
GAAP net income (loss) per share	($0.07)	$0.02	$0.08	($0.06)	$0.09
Reconciling items:
Stock-based compensation expense	0.18	0.15	0.02	0.33	0.04
Purchase accounting:
Fair value adjustment to deferred revenue	-	0.01	-	0.01	-
Amortization of intangible assets	0.10	0.09	0.02	0.19	0.04
Purchased in-process research and development	-	0.13	-	0.13	-
Impairment of acquisition-related intangibles	0.18	-	-	0.18	-
Tax effect	(0.13)	(0.08)	-	(0.20)	-

Non-GAAP net income per share	$0.26	$0.32	$0.12	$0.58	$0.17

Diluted:
GAAP net income (loss) per share	($0.07)	$0.02	$0.08	($0.06)	$0.08
Reconciling items:
Stock-based compensation expenses	0.17	0.12	0.01	0.30	0.03
Purchase accounting:
Fair value adjustment to deferred revenue	-	0.01	-	0.01	-
Amortization of intangible assets	0.10	0.09	0.02	0.19	0.04
Purchased in-process research and development	-	0.12	-	0.12	-
Impairment of acquisition-related intangibles	0.18	-	-	0.18	-
Tax effect	(0.13)	(0.07)	-	(0.20)	-

Non-GAAP net income per share	$0.25	$0.29	$0.11	$0.54	$0.15

Shares used in calculation of GAAP net income (loss) per share:
- Basic	75,123	73,732	64,040	74,428	62,583
- Diluted	75,123	79,126	69,408	74,428	68,172

Shares used in calculation of non-GAAP net income per share:
-Basic	75,123	73,732	64,040	74,428	62,583
-Diluted	79,843	79,126	69,408	79,485	68,172